WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.

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    FIRST SECURITY BANK OF LEXINGTON                                 EXHIBIT-27
    Financial Data Schedule

This schedule contains summary financial information extracted from the [proxy statement-prospectus] and is qualified in its entirety by reference to such statement. (dollars in thousands, except per share amounts)

CASH AND DUE FROM BANKS                      2,219
INT-BEARING-DEPOSITS                             0
FED-FUNDS-SOLD                               9,053
TRADING-ASSETS                                   0
INVESTMENTS-HELD-FOR-SALE                    4,332
INVESTMENTS-CARRYING                             0
INVESTMENTS-MARKET                               0
LOANS                                       78,197
ALLOWANCE                                      819
TOTAL-ASSETS                                94,515
DEPOSITS                                    83,412
SHORT-TERM                                   2,382
LIABILITIES-OTHER                              506
LONG-TERM                                        0
PREFERRED-MANDATORY                              0
PREFERRED                                        0
COMMON                                       4,901
OTHER-SE                                     3,314
TOTAL-LIABILITIES-AND-EQUITY                94,515
INTEREST-LOAN                                4,734
INTEREST-INVEST                                205
INTEREST-OTHER                                 448
INTEREST-TOTAL                               5,387
INTEREST-DEPOSIT                             2,995
INTEREST-EXPENSE                             3,010
INTEREST-INCOME-NET                          2,377
LOAN-LOSSES                                    487
SECURITIES-GAINS                                 0
EXPENSE-OTHER                                2,007
INCOME-PRETAX                                   22
INCOME-PRE-EXTRAORDINARY                        22
EXTRAORDINARY                                    0
CHANGES                                          0
NET-INCOME                                      22
EPS-BASIC                                      .04
EPS-DILUTED                                    .04
YIELD-ACTUAL                                  3.45
LOANS-NON                                        0
LOANS-PAST                                       0
LOANS-TROUBLED                                   0
LOANS-PROBLEM                                    0
ALLOWANCE-OPEN                                 335
CHARGE-OFFS                                      3
RECOVERIES                                       1
ALLOWANCE-CLOSE                                819
ALLOWANCE-DOMESTIC                             819
ALLOWANCE-FOREIGN                                0
ALLOWANCE-UNALLOCATED                            0

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                          March 27, 2000




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

          Re:  Registration Statement on Form S-4
               First Security Bancorp, Inc.

Dear Sir or Madam:

     On behalf of First Security Bancorp, Inc. (the "Company"), we transmit herewith for filing under the Securities Act of 1933, as amended, the Company's Registration Statement on Form S-4, dated March 24, 2000, together with the exhibits thereto, in connection with the registration of 1,000,000 shares of no par value Common Stock.

     The registration fee of $3,828.00 has been wire transferred to the Commission's account at Mellon Bank in Pittsburgh, Pennsylvania.

     Inasmuch as the securities being registered by the within registration statement are being offered in connection with the formation of a bank holding company and there is compliance with General Instruction G to Form S-4, the within registration statement will become effective automatically on the 20th day after the date of filing.

                                   Very truly yours,

                                   /s/ J. David Smith, Jr.

                                   J. David Smith, Jr.




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